UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2014

VOLT INFORMATION SCIENCES, INC.
(Exact name of registrant as specified in its charter)

New York	001-9232	13-5658129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1065 Avenue of the Americas, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

(212) 704-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 3, 2014, Volt Information Sciences, Inc. (the “Company”) issued a proxy statement, as amended on March 12, 2014 and subsequently on March 14, 2014, on Schedule 14A pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “2014 Proxy Statement”), stating that if a shareholder wishes to have a business proposal considered for inclusion in the Company’s proxy statement for the 2015 annual meeting, or to nominate a candidate for the Company’s board of directors for election at that meeting, he or she must give the Company written notice no earlier than 150 days and no later than 120 days prior to April 17, 2015 (i.e., by December 18, 2014).  The Company’s By-Laws, however, provide that in order to timely propose business or submit a director nomination for consideration at an annual meeting of shareholders, a shareholder must have given written notice thereof not less than 120 days nor more than 150 days prior to the one-year anniversary of the date of the notice of the annual meeting of shareholders that was held in the immediately preceding year (i.e., in the case of the 2015 annual meeting, by November 3, 2014).  The Company is hereby clarifying that the Company will accept business proposals and director nominations for inclusion in next year’s proxy statement until December 18, 2014, as stated in the 2014 Proxy Statement previously mailed to all shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

By:	/s/ Sharon H. Stern
Sharon H. Stern SVP Legal Affairs and Secretary

Date:  November 3, 2014